EXHIBIT 10.1
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of March 30, 2022, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, and its successors and assigns (“Lender”), QUMU CORPORATION, a Minnesota corporation, and QUMU, INC., a California corporation (individually and collectively, “Borrower”).
RECITALS
A.    Borrower and Lender entered into that certain Loan and Security Agreement dated January 15, 2021 (as amended by that certain First Amendment to Loan and Security Agreement dated August 6, 2021, and as further amended, restated or otherwise modified from time to time, the “Loan Agreement”). Subject to the terms and conditions contained in the Loan Agreement, the Lender agreed to extend to the Borrower a credit facility in the original principal amount of $10,000,000.
B.    The Borrower and the Lender have agreed to amend certain provisions of the Loan Agreement, upon the terms and conditions set forth herein.
Accordingly, the Borrower and the Lender hereby agree as follows:
AGREEMENT
1.Amendment to Defined Terms.
(a)The definition of “Revolving Line” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
    “Revolving Line” means a credit extension of up to the following amounts at the following times: Ten Million Dollars ($10,000,000) through March 31, 2022; Five Million Dollars ($5,000,000) from April 1, 2022 through June 30, 2022; Four Million Dollars ($4,000,000) from July 1, 2022 through September 30, 2022; and Three Million Dollars ($3,000,000) at all times thereafter.
2.Financial Covenants. Section 6.8(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(a)Performance to Plan. As of the last day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2022, Borrower’s Recurring Revenue shall be not less than the amounts set forth on Schedule A attached hereto. For the avoidance of doubt, the Financial Covenant Side Letter Agreement shall no longer be in effect.
3.Schedule A. Schedule A to this Agreement is hereby attached to the Loan Agreement as Schedule A.

4.Borrowing Base Certificate. Exhibit C to the Loan Agreement is hereby replaced in its entirety with Exhibit C attached hereto and all references in the Loan Agreement to the Borrowing Base Certificate shall mean Exhibit C attached hereto.
5.No Other Changes. Except as explicitly amended by this Agreement, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
6.Conditions to Effectiveness. The agreements of the Lender under this Agreement are subject to the satisfaction of each of the following conditions precedent, time being of the essence:
(a)The Lender shall have received the following documents, each duly executed by all of the parties thereto and each in form and substance satisfactory to the Lender:
    (i)    this Agreement; and
        (ii)     such other documents, instruments and/or agreements as the Lender may reasonably request.
(b)The Lender or its counsel shall have received the costs, fees and expenses owing pursuant to Section 12.
7.Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:
(a)This Agreement is within Borrower’s organizational powers and has been duly authorized by all necessary organizational actions. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s organizational documents, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound.
(b)All of the representations and warranties contained in the Loan Agreement, including but not limited to the information contained in the schedules to the Loan Agreement, are correct in all material respects with the same effect as though made on and as of the date of this Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date and to the extent that such representation and warranty by its terms is qualified or modified by materiality, then such representation and warranty, as so qualified or modified, shall be true and correct).
8.References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

9.No Waiver. The execution of this Agreement and any documents related hereto and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Agreement.
10.Release. Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all Known Claims which Borrower has had, now has, or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement. For purposes hereof, the term “Known Claims” shall mean all claims, demands or causes of action (whether matured or unmatured) arising from or related to the Credit Agreement and each of the Loan Documents and of which the Borrower has actual knowledge on the date hereof, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise.
11.Amendment Fee. Borrower shall pay to Lender a nonrefundable amendment fee equal to Twenty-Five Thousand Dollars ($25,000), which amendment fee shall be fully earned on the date of this Agreement, but shall be due and payable on December 15, 2022 unless the Loan Agreement shall have been terminated before such date.
12.Costs and Expenses. The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Lender on demand for all Lender Expenses (as defined in the Loan Agreement) incurred by Lender in connection with the Loan Documents. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all Lender Expenses attributable to counsel to Lender for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental hereto. Borrower hereby agrees that Lender may, at any time or from time to time in their sole discretion and without further authorization by Borrower, make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such Lender Expenses.
13.Miscellaneous. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Borrower acknowledges and agrees that the recitals set forth herein are true and correct statements of fact, are incorporated herein, and form a substantive part of this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
14.Choice of Law, Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of New York (the “State”), but giving effect to federal laws applicable to national banks, without reference to the conflicts of law or choice of law principles thereof. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION

BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

QUMU CORPORATION
By:	/s/ TJ Kennedy
TJ Kennedy
Chief Executive Officer & President

QUMU, INC.
By:	/s/ TJ Kennedy
TJ Kennedy
Chief Executive Officer & President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Kristin Davis
Name: Kristin Davis
Title: SVP

[Signature Page to Second Amendment to Loan and Security Agreement]

SCHEDULE A

Borrower’s Recurring Revenue for Fiscal Year 2022 shall be at least the following amounts at the following times:

Trailing Three-Month Period Ending	Recurring Revenue
March 31, 2022	$4,300,000
June 30, 2022	$4,400,000
September 30, 2022	$4,500,000
December 31, 2022	$5,000,000

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EXHIBIT C
Borrowing Base Certificate
Wells Fargo Bank, National Association
QUMU CORPORATION & QUMU, INC.

Borrowing Base Calculation
1. Total trailing three (3) month Recurring Revenue	$_______
2. Less: (i) Revenue for which the corresponding Accounts Receivable are Aged more than 90 days from the due date, but in any case, not later than 150 Days from Invoice Date, (ii) Revenue derived in connection with credit balances owed to Account Debtors

3. Total Trailing 3 Month Recurring Revenue from Eligible Customer Accounts (Item 1 minus Item 2)	$_______
4. Average Monthly Recurring Revenue (Item 3, divided by three (3))	$_______
Borrowing Base (Item 4, multiplied by (i) four (4) if Monthly Recurring Revenue declined from the preceding calendar quarter, (ii) five (5) if Monthly Recurring Revenue increased up to five percent (5%) over the preceding calendar quarter, or (iii) six (6) if Monthly Recurring Revenue increased at least five percent (5%) over the preceding calendar quarter)
$_______
Available Amount ((i) $7,500,000 until receipt and review of financial statements for the calendar quarter ending September 30, 2021, then the lesser of (a) the Borrowing Base or (b)(i) $10,000,000 through March 31, 2022, (ii) $5,000,000 from April 1, 2022 through June 30, 2022, (iii) $4,000,000 from July 1, 2022 through September 30, 2022, and (iv) $3,000,000 at all times thereafter
$_______
Borrowing Availability:
5. Less Aggregate amount of outstanding face amount on all Letters of Credit	$_______
6. Less outstanding principal balance of any Advances	$_______
Availability Amount (Available Amount less Items 5 and 6)	$_______
A security interest has been granted to Wells Fargo Bank N.A. in accordance with terms and conditions of the existing continuing security agreement between the undersigned and Wells Fargo Bank N.A. to which reference is made. We hereby certify that the forgoing is true and correct in all particulars and the accounts describe above as collateral for loans represent accounts which conform to all representations and warranties set forth in said agreement.
QUMU CORPORATION
Company Address: ________________________________
By: ________________________________ Name: Date:
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QUMU, INC.
Company Address: ________________________________
By: ________________________________ Name: Date:

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